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                                                                     Exhibit D13

                                    FORM OF

                      ASSIGNMENT AND ASSUMPTION OF CONTRACT
                      -------------------------------------

         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the 14th day of March 2003, between Smith Barney Global Capital Management Inc., a Delaware corporation ("Assignor") and Citigroup Asset Management Ltd., a private Limited Company incorporated in England and Wales ("Assignee").

         WHEREAS Assignor is party to a sub-investment advisory agreement, dated March 21, 1994, by and among Greenwich Street Series Fund on behalf of Diversified Strategic Income Portfolio, Smith Barney Fund Management LLC and the Assignor (the "Agreement") and wishes to assign such Agreement to the Assignee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

         1. Assignment. Assignor does hereby assign to Assignee all rights, interests and benefits of the Assignor under the Agreement.

         2. Assumption. Assignee hereby accepts the foregoing assignment of each such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under the Agreement for the period beginning on the date hereof.

         3. Consents. If the parties the Agreement execute the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under the Agreement for the period beginning on the date hereof.

         4. Miscellaneous. This Assignment and Assumption may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Assignment and Assumption as of the date first written above.



CITIGROUP ASSET                            SMITH BARNEY GLOBAL
MANAGEMENT LIMITED                         CAPITAL MANAGEMENT,
                                           INC.


By:/s/                                     By:/s/
   ---------------------------------          ---------------------------------
Name:                                      Name:
Title:                                     Title:




Acknowledged and Agreed
as of the date hereof:

GREENWICH STREET SERIES FUND, on behalf of
DIVERSIFIED STRATEGIC INCOME PORTFOLIO



By: /s/
    --------------------------------
Name:
Title:




SMITH BARNEY FUND MANAGEMENT LLC



By: /s/
    --------------------------------
Name:
Title: